EXHIBIT 23.1

MONROE SHINE
KNOWLEDGE FOR TODAY . . . VISION  FOR  TOMORROW
222 EAST MARKET STREET, P.O. BOX U 07, NEW ALBANY, INOIANA 471SO •  PHONE: 812.945.2311 •  FAX: 812.9 4S. 2603

We consent to the incorporation by reference in First Savings Financial Group, Inc.'s Registration Statements on Form S-8 (File Nos. 333-154417, 333-166430 and 333-211554) of our report dated June 26, 2020 contained in this Annual Report on Form 11-K of First Savings Bank Employees' Savings & Profit Sharing Plan for the year ended December 31, 2019.

/s/ Monroe Shine & Co., Inc.
New Albany, lndiana
June 26, 2019